Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LEBANON COUNTY EMPLOYEES’ RETIREMENT FUND and
TEAMSTERS LOCAL 443 HEALTH SERVICES & INSURANCE PLAN,

Plaintiffs,

v.

STEVEN H. COLLIS,
RICHARD W. GOCHNAUER,
LON R. GREENBERG,
JANE E. HENNEY, M.D.,
KATHLEEN W. HYLE,
MICHAEL J. LONG,
HENRY W. MCGEE,
ORNELLA BARRA,
D. MARK DURCAN, and
CHRIS ZIMMERMAN,

Defendants,

-and-

AMERISOURCEBERGEN CORPORATION,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2021-1118-JTL

STIPULATION AND AGREEMENT of
settlement, compromise, and release

This Stipulation and Agreement of Settlement, Compromise, and Release, dated August 15, 2025 (the “Stipulation”), is entered into by and among the following parties, by and through their respective undersigned counsel: (i) plaintiffs Lebanon County Employees’ Retirement Fund and Teamsters Local 443 Health Services & Insurance Plan (“Plaintiffs”), derivatively on behalf of Cencora, Inc. (f/k/a AmerisourceBergen Corporation) (“Cencora” or the “Company”); (ii) defendants Steven H. Collis, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long, Henry W. McGee, Ornella Barra, D. Mark Durcan, Chris Zimmerman (the “Individual Defendants”); (iii) nominal defendant Cencora (together with the Individual Defendants, “Defendants”); and (iv) Werner Baumann, Lauren Tyler, and Dr. Redonda G. Miller, comprising the Special Litigation Committee of Cencora (the “SLC,” and together with Plaintiffs and Defendants, the “Parties” and each a “Party”).1 Upon the terms and subject to the conditions set forth herein and the approval of the Court of Chancery of the State of Delaware (the “Court”) under Delaware Court of Chancery Rule 23.1, the Settlement embodied in this Stipulation is intended to be a full and final disposition of the claims asserted on behalf of Cencora against the Individual Defendants in the above-captioned stockholder derivative action (the “Action”) and to fully, finally, and forever compromise, resolve, discharge, and settle all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons (as defined below).

1 All terms herein with initial capitalization shall, unless defined elsewhere in this Stipulation, have the meanings given to them in paragraph 1 below.

2

WHEREAS:

A.            On December 17, 2019, Andrea Rosner (“Rosner”), a purported Cencora stockholder, sent a demand pursuant to 8 Del. C. § 220 (“Section 220”) to inspect certain of Cencora’s books and records to investigate potential breaches of fiduciary duty relating to Cencora’s compliance with the Controlled Substances Act (“CSA”) in connection with the Company’s distribution of opioid medications, among other matters (the “Rosner 220 Demand”).

B.            On May 21, 2019, Plaintiffs, purported Cencora stockholders, sent a demand pursuant to Section 220 to inspect certain of Cencora’s books and records to investigate potential breaches of fiduciary duty in connection with the Company’s distribution of opioid medications (“Plaintiffs’ 220 Demand”).

C.            On May 30, 2019, Cencora and Rosner entered into an agreement whereby Cencora would provide Rosner certain of the formal books and records of the Board of Directors (the “Board”) of Cencora concerning the sale or distribution of controlled substances, including opioids.

D.            On June 7, 2019, Cencora rejected Plaintiffs’ Section 220 demand in its entirety.

E.            On July 8, 2019, Plaintiffs filed a complaint against Cencora to compel the inspection of books and records pursuant to Section 220 (the “Section 220 Action”).

3

F.            On October 15, 2019, the Court held a trial on the Section 220 Action.

G.            On January 13, 2020, the Court issued its Memorandum Opinion ordering Cencora to produce certain categories of the Company’s books and records for Plaintiffs’ inspection and granting Plaintiffs leave to take a Rule 30(b)(6) deposition to determine what additional types of books and records exist (the “Section 220 Opinion”).

H.            On January 23, 2020, Cencora filed an application for certification of an interlocutory appeal of the Section 220 Opinion.

I.             On February 5, 2020, Rosner filed a stockholder derivative action on behalf of nominal defendant Cencora in the United States District Court for the District of Delaware, alleging that certain of Cencora’s officers and directors breached their fiduciary duties of oversight in connection with Cencora’s distribution of opioid medications and alleged violations of the CSA (the “Rosner Derivative Action”).

J.             On February 7, 2020, Cencora moved for a stay of the Section 220 Action pending its appeal of the Section 220 Opinion, which was opposed by Plaintiffs.

K.            On February 12, 2020, the Court certified the interlocutory appeal of the Section 220 Opinion.

4

L.            On March 26, 2020, the Court granted a limited stay of the Section 220 Opinion, but ordered Cencora to produce to Plaintiffs the same documents it produced to Rosner (the “Section 220 Subset”).

M.           On April 6, 2020, Cencora filed a motion to stay the production of the Section 220 Subset with the Delaware Supreme Court.

N.            On April 29, 2020, the Delaware Supreme Court issued an opinion denying Cencora’s motion to stay the production of the Section 220 Subset.

O.            On June 30, 2020, Rosner filed a notice of voluntary dismissal of the Rosner Derivative Action without prejudice.

P.            On July 17, 2020, CCAR Investments, Inc. (“CCAR Investments”), a purported Cencora stockholder, filed a stockholder derivative action on behalf of nominal defendant Cencora in the United States District Court for the District of Delaware, alleging that certain of Cencora’s officers and directors breached their fiduciary duties of oversight in connection with Cencora’s distribution of opioid medications and alleged violations of the CSA (the “CCAR Investments Action”).

Q.            On July 30, 2020, Plaintiffs filed a motion to intervene and stay in the CCAR Investments Action (the “CCAR Motion to Stay”).

R.            On October 13, 2020, the Court denied without prejudice the CCAR Motion to Stay.

5

S.            On December 10, 2020, the Delaware Supreme Court affirmed the Section 220 Opinion.

T.            On December 30, 2020, the Court entered a Stipulation and Proposed Interim Order providing for the production of certain documents as set forth in the Section 220 Opinion.

U.            On January 29, 2021, Cencora produced to Plaintiffs more than 26,000 pages of responsive documents, including Board-level minutes and materials.

V.            On July 20, 2021, it was publicly announced that Cencora and certain other opioid distributors had reached a nationwide settlement that resolved the majority of the opioid related lawsuits filed by state and local government entities across the United States. As part of the nationwide settlement, Cencora agreed to pay up to approximately $6.4 billion over 18 years. The settlement amount allocated to Cencora was determined based on its share of the relevant market, rather than any finding or admission of liability. In addition to the monetary component, the nationwide settlement also required the implementation of several injunctive relief measures, which Cencora has implemented or is in the process of implementing pursuant to the terms of the agreement.

6

W.          On December 30, 2021, Plaintiffs commenced this Action by filing a 148-page, 309-paragraph, Verified Stockholder Derivative Complaint derivatively on behalf of Cencora against the Defendants (the “Complaint”). The Complaint alleged that the Defendants breached their fiduciary duties by failing to adopt, implement, or oversee reasonable policies and practices to prevent the unlawful distribution of opioids and failed to act when presented with evidence of widespread illegal opioid sales. The Complaint sought damages against Defendants for their alleged misconduct, which the Complaint alleged cost the Company more than $7 billion.

X.            On March 29, 2022, Defendants filed a motion to dismiss the Complaint. Defendants argued in that motion that Plaintiffs’ claims lack merit, and they continue to assert that (i) the Individual Defendants at all times acted in good faith, (ii) the Individual Defendants did not disregard any alleged red flags, knowingly or otherwise, and (iii) the factual record is replete with evidence that the Individual Defendants took deliberate and affirmative action to ensure that the Company complied with all relevant laws. Defendants further assert that the Board was actively engaged, relied in good faith on expert advice, and had no improper financial motive with respect to the distribution of opioids. Defendants likewise assert that the executive Individual Defendants at all times acted in good faith, relied on the advice of experts, had no improper financial motive with respect to the distribution of opioids, and sought to ensure that the Company complied with the law. Additionally, Defendants maintain that the Company did in fact meet all applicable legal obligations, including those related to suspicious order reporting.

7

Y.            On May 2, 2022, the parties in the CCAR Investments Action filed a stipulation of dismissal with prejudice, which was granted by the Court the same day.

Z.            On September 23, 2022, following briefing by the parties, the Court held a hearing on Defendants’ motion to dismiss and took the matter under advisement.

AA.        On December 14, 2022, the Parties participated in a full-day mediation, which ended without a settlement agreement.

BB.         On December 15, 2022, the Court issued an opinion denying Defendants’ motion to dismiss the Complaint as to their argument that the claims were time barred.

CC.         On December 22, 2022, the Court issued an opinion granting Defendants’ motion to dismiss pursuant to Rule 23.1 (the “Dismissal Opinion”).

DD.         On December 29, 2022, the United States Department of Justice filed a civil action against the Company alleging violations of the CSA in the United States District Court for the Eastern District of Pennsylvania.

EE.          On January 9, 2023, Plaintiffs moved for relief from the Court’s judgment entered along with the Dismissal Opinion pursuant to Rule 60(b) (the “Rule 60(b) Motion”).

8

FF.          On January 23, 2023, Plaintiffs filed their notice of appeal, with respect to the Dismissal Opinion, in the Delaware Supreme Court (the “Notice of Appeal”).

GG.         On March 21, 2023, the Court issued an opinion denying Plaintiffs’ Rule 60(b) Motion.

HH.         On March 22, 2023, the Delaware Supreme Court granted Plaintiffs’ emergency motion to extend time and amend the Notice of Appeal to include an appeal from the Court’s dismissal of the Rule 60(b) Motion.

II.            On August 30, 2023, the Company officially changed its name to Cencora, Inc.

JJ.           On December 18, 2023, the Delaware Supreme Court issued an opinion reversing the Court of Chancery’s dismissal under Rule 23.1.

KK.         On January 12, 2024, Plaintiffs served their First Set of Requests for the Production of Discovery Materials to Cencora and the Individual Defendants, comprised of 62 requests.

LL.          On January 12, 2024, Plaintiffs served their First Set of Interrogatories directed to Cencora and the Individual Defendants, comprised of 75 interrogatories (65 interrogatories directed to the Company, 4 directed to all Individual Defendants, and 6 directed to the Company and the Individual Defendants).

9

MM.       On January 16, 2024, Plaintiffs served subpoenas duces tecum and ad testificandum on Ernst & Young LLP, Walgreens Boots Alliance, Inc., and FTI Consulting, LLC.

NN.         On February 9, 2024, the Company’s Board adopted resolutions creating the SLC, which was comprised of Werner Baumann, Lauren Tyler, and Dr. Redonda G. Miller. The resolutions delegated to the SLC the full authority to investigate the factual allegations and legal claims in this Action and to take such further action that the SLC, in its sole discretion, determines is in the best interests of the Company.

OO.         On March 4, 2024, the SLC filed a motion to stay all proceedings in this Action for 180 days so that it could conduct its investigation, to which the Plaintiffs consented (the “Stay”). The Court granted the Stay that same day (the “Stay Order”). The Stay Order further provided that the SLC would produce to Plaintiffs the documents, testimony, and expert reports provided or produced by Cencora in connection with certain related underlying actions and government investigations into the Company.

PP.          Between March 4, 2024 and April 3, 2024, the SLC produced to Plaintiffs more than 100,000 documents and deposition transcripts, consisting of more than 14 million pages.

10

QQ.         On May 10, 2024, the Court entered the parties’ Stipulation and Proposed Order for the Production and Exchange of Confidential and Highly Confidential Information.

RR.          On July 1, 2024, October 14, 2024, and January 21, 2025, the SLC provided status reports to the Court.

SS.          On August 27, 2024, the parties filed a Stipulation and Proposed Order seeking a 90-day extension of the Stay, which the Court granted on August 29, 2024.

TT.         On December 3, 2024, the parties filed a Stipulation and Proposed Order seeking a 90-day extension of the Stay, which the Court granted on December 4, 2024.

UU.         On December 17, 2024, Plaintiffs’ counsel met in person with the members of the SLC and their counsel to discuss the SLC’s investigation of the factual allegations and legal claims in the Action and to facilitate information sharing between Plaintiffs and the SLC regarding the topics of the SLC’s investigation.

VV.         On March 3, 2025, the parties filed a Stipulation and Proposed Order seeking a 90-day extension of the Stay, which the Court granted that same day.

WW.      On March 24, 2025, the parties filed a Stipulation and Order Under Delaware Rule of Evidence 510(f) (the “510(f) Stipulation”), so that the SLC or Defendants could disclose information and other materials that the SLC, Company, or Defendants believed contained information protected by the attorney-client privilege, work-product doctrine, or other applicable privileges to Plaintiffs, their insurers, and a mediator without waiving any privilege or immunity. The Court granted the proposed order that same day.

11

XX.         On March 26, 2025, Plaintiffs’ counsel met in person with counsel for the SLC, who made a full-day presentation to Plaintiffs’ counsel regarding the SLC’s investigation, including the results of witness interviews and other privileged documents and communications.

YY.          On May 23, 2025, the parties filed a Stipulation and Proposed Order seeking a 60-day extension of the Stay, until August 1, 2025, which the Court granted on May 27, 2025.

ZZ.          On April 29 and 30, 2025, five attorneys representing Plaintiffs conducted a document review of additional documents provided by the SLC at the offices of the SLC’s counsel, collectively spending approximately 70 total hours on the review.

AAA.     On June 24, 2025, counsel for Plaintiffs, the Individual Defendants, the Company, the SLC, and the Company’s insurers participated in an all-day in-person mediation session before the Hon. Layn R. Phillips (Ret.) of Phillips ADR Enterprises (“Judge Phillips”). In advance of that session, the Parties exchanged detailed opening and reply mediation statements, which addressed issues of alleged liability and damages. At the conclusion of the mediation session, Judge Phillips issued a mediator’s proposal to settle the Action in exchange for a cash payment of $111,250,000.00 for the benefit of the Company, which all Parties accepted. The Parties’ agreement-in-principle to settle the Action, which was subject to the execution of a formal, final stipulation and agreement of settlement and related papers, was memorialized in a Settlement Term Sheet executed on June 24, 2025 (the “Term Sheet”).

12

BBB.       On July 25, 2025, the Parties informed the Court of their agreement in principle to settle the Action and agreed to suspend all upcoming deadlines in the Action.

CCC.       This Stipulation (together with the exhibits hereto) reflects the final and binding agreement among the Parties with respect to the Settlement and supersedes the Term Sheet.

DDD.      In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in this Stipulation, counsel for the Parties did not discuss the appropriateness or amount of any application for an award of attorneys’ fees and expenses.

EEE.        Plaintiffs maintain that they brought their claims in good faith and continue to believe that their claims have merit but, based upon Plaintiffs’ and Plaintiffs’ Counsel’s investigation, discussions with the SLC, and taking into consideration the risks of continued litigation and the relative costs and benefits to the Company of continuing this Action, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its stockholders. Based on Plaintiffs’ direct oversight of the prosecution of this Action, and with the advice of their counsel, Plaintiffs have agreed to settle, compromise, and release the claims asserted in the Action pursuant to the Settlement, after considering (i) the substantial financial benefit provided under the proposed Settlement; (ii) the uncertain outcome and significant risks of continued litigation; and (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

13

FFF.        Defendants have denied, and continue to expressly deny, each and all of the claims and contentions alleged by Plaintiffs, including any and all allegations of fault, wrongdoing, liability, and the existence of any damages asserted in the Complaint. Without limiting the generality of the foregoing, Defendants have denied, and continue to expressly deny, that they have committed any breach of fiduciary duty or wrongdoing, have aided or abetted any such breach or wrongdoing, or have violated any law or statutory duty whatsoever, and each Defendant expressly maintains that he, she, or it has acted properly and in good faith and has diligently and scrupulously complied with his, her, or its statutory, fiduciary, and other legal duties, to the extent such duties exist, or that the Company or its stockholders suffered any damages or were harmed as a result of any conduct alleged in the Complaint or otherwise. Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of the Company and its stockholders. Defendants are entering into this Stipulation and the Settlement solely to eliminate the burden, expense, disruption, and distraction inherent in further litigation, and thus have concluded that it is desirable that the claims against them be settled on the terms reflected in this Stipulation. This Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted in the Action.

14

GGG.       The Parties recognize that the Action has been filed and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith and further that the Settlement Amount to be paid, and the other terms of the Settlement as set forth herein, were negotiated at arms’ length, in good faith, and reflect an agreement that was reached voluntarily after consultation with experienced legal counsel.

NOW THEREFORE, IT IS STIPULATED AND AGREED, by and among Plaintiffs, the Individual Defendants, the Company, and the SLC, that, subject to the approval of the Court under Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware, for good and valuable consideration set forth herein and conferred on the Company, the sufficiency of which is acknowledged, the claims asserted in the Action shall be finally and fully compromised, settled, resolved, discharged, and dismissed with prejudice, and the Releases under this Stipulation shall be effectuated as set forth in paragraphs 3-5 of this Stipulation.

15

I.	DEFINITIONS

1.             In addition to the terms defined elsewhere in this Stipulation, the following capitalized terms, used in this Stipulation and the exhibits attached hereto and made a part hereof, shall have the meanings given to them below:

(a)            “Action” is defined in the Preamble.

(b)            “Additional Plaintiffs’ Counsel” means Levi & Korsinsky, LLP and Robbins LLP.

(c)            “CCAR Investments Action” is defined in the Recitals.

(d)            “Cencora” is defined in the Preamble.

(e)            “Company” is defined in the Preamble.

(f)             “Complaint” means Plaintiffs’ Verified Stockholder Derivative Complaint dated December 30, 2021.

(g)            “Defendants” is defined in the Preamble.

(h)            “Defendants’ Counsel” means Dechert LLP and Abrams & Bayliss LLP, counsel for the Individual Defendants, and Morgan Lewis & Bockius LLP and Potter Anderson & Corroon LLP, counsel for the Company.

16

(i)             “Effective Date” means the first date by which all of the events and conditions specified in paragraph 21 of this Stipulation have been met and have occurred or have been waived.

(j)             “Escrow Account” means the interest-bearing escrow account maintained by Bernstein Litowitz Berger & Grossmann LLP, on behalf of all Plaintiffs’ Counsel, and into which the Settlement Amount shall be deposited.

(k)            “Escrow Agent” means Citibank, N.A.

(l)             “Final,” when referring to the Judgment or any other court order, means (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any motion for reconsideration, reargument, appeal, or other review of the order; or (ii) if there is an appeal from the Judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari, reconsideration, or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari, reconsideration, reargument, or other form of review, or the denial of a writ of certiorari, reconsideration, reargument, or other form of review, and, if certiorari, reconsideration, or other form of review is granted, the date of final affirmance following review pursuant to that grant; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of attorneys’ fees and expenses shall have no effect on finality for purposes of determining the date on which the Judgment becomes Final and shall not otherwise prevent, limit or otherwise affect the Judgment, or prevent, limit, delay, or hinder entry of the Judgment.

17

(m)           “Individual Defendants” is defined in the Preamble.

(n)            “Judgment” means the Final Order and Judgment, substantially in the form attached hereto as Exhibit D, to be entered by the Court approving the Settlement.

(o)            “Litigation Expenses” means any and all costs and expenses incurred by Plaintiffs’ Counsel in connection with commencing, prosecuting, and settling the Action, for which Plaintiffs’ Counsel intend to apply to the Court for payment from the Settlement Fund.

(p)            “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit B.

(q)            “Notice Costs” means all costs, fees, and expenses related to providing notice of the Settlement pursuant to paragraphs 19-20 of this Stipulation.

(r)            “Party/ies” is defined in the Preamble.

(s)            “Plaintiffs” is defined in the Preamble.

(t)            “Plaintiffs’ 220 Demand” is defined in the Recitals.

18

(u)            “Plaintiffs’ Counsel” means Plaintiffs’ Lead Counsel and Additional Plaintiffs’ Counsel.

(v)            “Plaintiffs’ Lead Counsel” means Bernstein Litowitz Berger & Grossmann LLP, Kessler Topaz Meltzer & Check, LLP, Hach Rose Schirripa & Cheverie LLP, and Prickett, Jones & Elliott, P.A.

(w)           “Released Claims” means, collectively, the Released Plaintiffs’ Claims and the Released Defendants’ Claims.

(x)            “Released Defendants’ Claims” means any and all past, present, or future claims, including Unknown Claims, relating to the institution, prosecution, or settlement of the Action, except for claims to enforce the Settlement. For the avoidance of doubt, Released Defendants’ Claims do not include any claims against Cencora or any of its insurers for advancement or indemnification of their legal fees, costs, or expenses incurred in connection with the Action and this Settlement, or any claims that any Defendant may have against any of their respective insurers, coinsurers, or reinsurers.

(y)            “Released Defendants’ Persons” means (i) the Company and its subsidiaries, affiliates, predecessors, successors and assigns, and all such entities’ respective past and present directors, officers, employees, partners, members, managers, attorneys, advisors, representatives, agents, insurers, reinsurers, consultants, advisors, independent certified public accountants, and auditors; (ii) the Individual Defendants and each of their respective heirs, family members, executors, administrators, estates, personal or legal representatives, agents, assigns, insurers, reinsurers, attorneys, advisors, and anyone else acting on his or her behalf; and (iii) the SLC and its members and each of their respective heirs, family members, executors, administrators, estates, personal or legal representatives, agents, assigns, insurers, reinsurers, attorneys, advisors, and anyone else acting on his or her behalf.

19

(z)            “Released Plaintiffs’ Claims” means any and all past, present, or future claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, promises, actions, potential actions, suits, agreements, judgments, decrees, matters, issues, controversies, and causes of action of any and every kind, nature, or description whatsoever, whether legal or equitable, known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined below), whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, that (i) were asserted in the Action, the Rosner 220 Demand, Plaintiffs’ 220 Demand, the Section 220 Action, the Rosner Derivative Action, or the CCAR Investments Action; or (ii) could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted derivatively on behalf of the Company in the Action, the Rosner 220 Demand, Plaintiffs’ 220 Demand, the Section 220 Action, the Rosner Derivative Action, or the CCAR Investments Action, or in any other forum, that concern, involve, arise out of, are based upon, or relate to any of the allegations, practices, facts, transactions, events, occurrences, conduct, actions, failures to act, disclosures, statements, or omissions alleged, set forth, or referred to in the Complaint or the Action, including any claims that were, could be, or could have been asserted derivatively on behalf of the Company related to the Company’s diversion control program, order monitoring program, suspicious order reporting, and/or compliance with the Controlled Substance Act or any analogous federal or state law(s) and any past, present, or future settlements, judgments, or liabilities related to or arising out of such claims, as well as any claims relating to the institution, prosecution, or settlement of the Action, except for claims to enforce the Settlement. For the avoidance of doubt, the Released Plaintiffs’ Claims will not cover, include, or release any direct claims of Plaintiffs or any other Cencora stockholder, including without limitation any claims asserted under the federal securities laws.

20

(aa)          “Released Plaintiffs’ Persons” means Plaintiffs, Plaintiffs’ Counsel, and all other current Cencora stockholders acting or purporting to act derivatively on behalf of the Company, and (i) with respect to entities, their respective parents, subsidiaries, affiliates, predecessors, successors and assigns, and all such entities’ respective past and present directors, officers, employees, partners, members, managers, attorneys, advisors, representatives, agents, insurers, reinsurers, consultants, advisors, independent certified public accountants, auditors, and anyone else acting on its behalf; and (ii) with respect to individual persons, their respective heirs, family members, executors, administrators, estates, personal or legal representatives, agents, assigns, insurers, reinsurers, attorneys, advisors, and anyone else acting on his or her behalf.

(bb)         “Released Persons” means, collectively, the Released Plaintiffs’ Persons and the Released Defendants’ Persons.

(cc)          “Releases” means the releases set forth in paragraphs 3-5 of this Stipulation.

(dd)         “Rosner 220 Demand” is defined in the Recitals.

(ee)          “Rosner Derivative Action” is defined in the Recitals.

(ff)           “Section 220 Action” is defined in the Recitals.

(gg)         “Scheduling Order” means the Order, substantially in the form attached hereto as Exhibit A, directing notice of the Settlement and scheduling Settlement-related events.

(hh)         “Settlement” means the resolution of the Action on the terms and conditions set forth in this Stipulation.

21

(ii)            “Settlement Amount” means $111,250,000.00 (United States Dollars) in cash to be paid solely by the Company’s insurers as part of the consideration for the Settlement.

(jj)            “Settlement Fund” means the Settlement Amount plus any and all interest earned thereon.

(kk)          “Settlement Hearing” means the hearing to be set by the Court under Delaware Court of Chancery Rule 23.1 to consider, among other things, final approval of the Settlement.

(ll)            “SLC” is defined in the Preamble.

(mm)        “SLC’s Counsel” means Allen Overy Shearman Sterling US LLP and Christensen Law LLC.

(nn)         “Stipulation” is defined in the Preamble.

(oo)         “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit C.

(pp)         “Taxes” means: (i) all federal, state, and/or local taxes of any kind on any income earned by the Settlement Fund; and (ii) the reasonable expenses and costs incurred by Plaintiffs’ Lead Counsel in connection with determining the amount of, and paying, any taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).

22

(qq)         “Term Sheet” is defined in the Recitals.

(rr)           “Unknown Claims” means any Released Plaintiffs’ Claims that any Plaintiff or Company stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Defendants’ Persons, and any Released Defendants’ Claims that any Individual Defendant, the Company, or the SLC does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Plaintiffs’ Persons, including claims which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive and by operation of the judgment, the Parties and each Company stockholder shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

23

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs, the Individual Defendants, the Company, and the SLC to completely, fully, finally, and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore existed, or may hereafter exist, whether or not concealed or hidden, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge, and each Company stockholder, by operation of the Judgment, shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

II.	RELEASE OF CLAIMS

2.             The obligations incurred pursuant to this Stipulation are in consideration of: (a) the full and final disposition of the Action; and (b) the Releases provided for under this Stipulation. Upon entry of the Judgment approving the Settlement as between all Parties, the Action shall be dismissed with prejudice, on the merits, and without costs to any Party except as otherwise provided under this Stipulation.

24

3.             Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Plaintiffs and all other current Company stockholders acting or purporting to act derivatively on behalf of the Company, and their respective agents, attorneys, and assigns, and anyone acting or purporting to act on their behalf in that capacity only, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever dismissed with prejudice, released, settled, resolved, extinguished, and discharged the Released Plaintiffs’ Claims against the Released Defendants’ Persons, and shall forever be barred and enjoined from prosecuting, commencing, instituting, instigating, facilitating, asserting, maintaining, or participating in any and all of the Released Plaintiffs’ Claims against the Released Defendants’ Persons.

4.             Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Defendants, the Company, and the SLC, and their respective agents, attorneys, and assigns, and anyone acting or purporting to act on their behalf in that capacity only, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever dismissed with prejudice, released, settled, resolved, extinguished, and discharged the Released Defendants’ Claims against the Released Plaintiffs’ Persons, and shall forever be barred and enjoined from prosecuting, commencing, instituting, instigating, facilitating, asserting, maintaining, or participating in any and all of the Released Defendants’ Claims against the Released Plaintiffs’ Persons.

25

5.             Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, the Company, on behalf of itself and its affiliates, officers, directors, employees, agents, insurers, attorneys, and assigns, and anyone acting or purporting to act on the Company’s behalf, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever dismissed with prejudice, released, settled, extinguished, resolved, and discharged the Released Plaintiffs’ Claims against the Individual Defendants, and shall forever be barred and enjoined from prosecuting, commencing, instituting, instigating, facilitating, asserting, maintaining, or participating in any and all of the Released Plaintiffs’ Claims against the Individual Defendants.

6.             Notwithstanding paragraphs 3-5 above, nothing in the Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment. Moreover, nothing in this Stipulation shall affect, release, or waive any Individual Defendants’ claims for advancement or indemnity of their legal fees, costs, and expenses incurred in connection with the Action or this Settlement, or any claims or rights that any Individual Defendant may have against any of his or her respective insurers, co-insurers, or reinsurers.

26

III.	SETTLEMENT CONSIDERATION

7.             No later than twenty (20) business days after the later of (a) the Court’s entry of the Scheduling Order or (b) the provision to Defendants’ Counsel of wire transfer instructions and a Form W-9 for the Escrow Account, Defendants shall cause their insurers to pay the Settlement Amount into the Escrow Account. Payment of the Settlement Amount shall be made by wire transfer into the Escrow Account by the insurers; payment shall not be made by check. Plaintiffs’ Lead Counsel shall provide wiring instructions for the Escrow Account upon execution of this Stipulation. No later than ten (10) business days after the Effective Date, Plaintiffs’ Counsel shall cause the Settlement Fund to be transferred to the Company, less (i) any Fee and Expense Award (as defined in paragraph 12 below) paid or payable and/or any reserve to account for any potential future Fee and Expense Award; and (ii) any Taxes with respect to any interest earned on the Settlement Fund while on deposit in the Escrow Account. The Company shall provide wiring instructions to Plaintiffs’ Lead Counsel within five (5) business days after the Effective Date.

8.             If Defendants’ insurers fail to cause the full payment of the Settlement Amount in a timely manner, Plaintiffs may seek an executable judgment compelling payment of the Settlement Amount or exercise their right under paragraph 22 below to terminate the Settlement. The Parties agree that (a) the Settlement Amount is to be paid solely by the insurers; and (b) under no circumstances shall the Individual Defendants be personally responsible for paying any portion of the Settlement Amount or any other cost, fee, or expense incurred in connection with the Settlement described in this Stipulation.

27

9.             Except as provided herein or pursuant to orders of the Court, the Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the Escrow Agent shall be deemed to be in custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in the Escrow Account exclusively in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances up to the amount that is insured by the FDIC may be deposited in any account that is fully insured by the FDIC. In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. The Released Defendants’ Persons shall have no responsibility for, interest in, or liability whatsoever with respect to investment decisions or actions of the Escrow Agent.

28

10.           The Parties agree that the Settlement Fund is intended to be a qualified settlement fund within the meaning of Treasury Regulation § 1.468B-1 and that Plaintiffs’ Lead Counsel, as administrators of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Plaintiffs’ Lead Counsel shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund. The Released Defendants’ Persons shall not have any liability or responsibility for any such Taxes. Upon written request, Defendants will provide Plaintiffs’ Lead Counsel with the statement described in Treasury Regulation § 1.468B-3(e). Plaintiffs’ Lead Counsel, as administrators of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the qualified settlement fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

29

11.           All Taxes shall be paid out of the Settlement Fund, and shall be timely paid, or caused to be paid, by Plaintiffs’ Lead Counsel and without further order from the Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. Plaintiffs’ Lead Counsel will file a final tax return for the Settlement Fund, which will be subject to a three-year Statute of Limitations period commencing on the date of filing of the final tax return (the “Statutory Period”), during which time the IRS can review, analyze, and resolve any tax-related issues related to the Settlement Fund. At the time of transfer of the balance of the Settlement Fund to the Company pursuant to paragraph 7 above, Plaintiffs’ Lead Counsel shall be permitted to withhold a portion of the Settlement Fund in reserve in a non-interest-bearing escrow account to cover any future Taxes required to be paid by the IRS with respect to the Settlement Fund (the “Tax Reserve”). The Company may elect to have the unused Tax Reserve transferred to the Company before the expiration of the Statutory Period, provided that the Company first issues to Plaintiffs’ Lead Counsel a written assurance to timely pay to the IRS any additional Taxes (including any penalties) owed with respect to the Settlement Fund. Released Defendants’ Persons shall have no responsibility or liability for the acts or omissions of Plaintiffs’ Counsel or its agents with respect to the payment of taxes, as described herein.

30

IV.	ATTORNEYS’ FEES and LITIGATION EXPENSES

12.           In connection with the Settlement, Plaintiffs’ Counsel will apply to the Court for a collective award of attorneys’ fees and payment of Litigation Expenses (the “Fee and Expense Award”) to be paid solely from (and out of) the Settlement Fund. In connection with Plaintiffs’ Counsel’s application for a Fee and Expense Award, each Plaintiff may petition the Court for an incentive award (“Incentive Award”) to be paid solely from any Fee and Expense Award to Plaintiffs’ Counsel. Defendants and the SLC reserve the right to oppose Plaintiffs’ Counsel’s application for a Fee and Expense Award, including any applications by Plaintiffs for an Incentive Award.

13.           The Fee and Expense Award approved by the Court shall be paid to Plaintiffs’ Counsel, and each Incentive Award approved by the Court shall be paid to Plaintiffs, from the Settlement Fund immediately upon award by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ Counsel’s and Plaintiffs’ obligation to make appropriate refunds or repayments to the Settlement Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund, if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the Fee and Expense Award or any Incentive Awards are reduced or reversed and such order reducing or reversing the award has become Final. Plaintiffs’ Counsel and Plaintiffs shall make the appropriate refund or repayment in full no later than twenty (20) business days after: (a) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (b) any order reducing or reversing the Fee and Expense Award has become Final.

31

14.           It is not a condition of this Stipulation, the Settlement, or the Judgment that the Court award any attorneys’ fees or expenses. In the event that the Court does not award attorneys’ fees or expenses, or in the event the Court makes an award in an amount that is less than the amount requested by Plaintiffs’ Counsel or is otherwise unsatisfactory to Plaintiffs’ Counsel, or in the event that any such award is vacated or reduced on appeal, this Stipulation and the Settlement, including the effectiveness of the Releases and other obligations of the Parties under the Settlement, nevertheless shall remain in full force and effect. Neither Plaintiffs nor Plaintiffs’ Counsel may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to any Fee and Expense Award.

15.           Plaintiffs’ Lead Counsel shall allocate the attorneys’ fees awarded amongst all Plaintiffs’ Counsel in a manner which they, in their discretion, believe reflects the contributions of such counsel to the institution, prosecution, and settlement of the Action. The Released Defendants’ Persons shall have no responsibility for or liability whatsoever with respect to the allocation or award of the Fee and Expense Award, if any, to Plaintiffs’ Counsel.

32

16.           The Released Defendants’ Persons shall bear no expenses, costs, damages, or fees alleged or incurred by any of Plaintiffs’ Counsel, or by any of Plaintiffs’ attorneys, experts, advisors, agents, or representatives in connection with the Released Claims.

V.	Submission of the Settlement to the Court for Approval

17.           As soon as practicable after execution of this Stipulation, Plaintiffs shall apply to the Court for entry of the Scheduling Order, substantially in the form attached hereto as Exhibit A, providing for, among other things: (a) approval of the form and content of the proposed Notice and Summary Notice; (b) dissemination of the Notice; (c) publication of the Summary Notice; (d) a stay of the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, and a bar on Company stockholders initiating other actions or proceedings asserting any Released Plaintiffs’ Claims; and (d) scheduling of the Settlement Hearing to consider: (i) final approval of the proposed Settlement, (ii) the joint request of the Parties that the Judgment, substantially in the form attached hereto as Exhibit D, be entered by the Court, (iii) Plaintiffs’ Counsel’s application for a Fee and Expense Award, including any application by Plaintiffs for Incentive Awards, and (iv) any objections to any of the foregoing. The Parties shall take all reasonable and appropriate steps to seek and obtain entry of the Scheduling Order. The date, time, and format (in person or remote) of the Settlement Hearing set by the Court in the Scheduling Order may be changed by the Court without further written notice to Company stockholders.

33

18.           The Parties shall request at the Settlement Hearing that the Court approve the Settlement and enter the Judgment, substantially in the form attached hereto as Exhibit D. The Parties shall take all reasonable and appropriate steps to obtain entry of the Judgment.

VI.	NOTICE

19.           In accordance with the terms of the proposed Scheduling Order to be entered by the Court, (i) no later than ten (10) business days following the date of entry of the Scheduling Order (the “Notice Date”), the Company shall cause the Notice, substantially in the form attached hereto as Exhibit B, to be mailed by first-class U.S. mail to all Company stockholders of record (“Record Holders”) as of the close of business on the date of entry of the Scheduling Order (the “Record Date”), except that notice by electronic communication shall be permitted for all Record Holders as of the Record Date who have consented to receiving stockholder information from the Company electronically; (ii) no later than the Notice Date, the Company shall file a copy of this Stipulation and the Notice, substantially in the form attached hereto as Exhibit B, as exhibits to a Form 8-K with the United States Securities and Exchange Commission, and the Form 8-K shall note that the Stipulation and the Notice can be found on the “Investor Relations” section of the Company’s website and include the website address; (iii) no later than the Notice Date, the Company shall post a copy of this Stipulation and the Notice, substantially in the form attached hereto as Exhibit B, on the “Investor Relations” section of the Company’s website, and such documents shall remain posted to that website through the Effective Date of the Settlement; and (iv) no later than two (2) business days after the Notice Date, the Company shall cause the Summary Notice, substantially in the form attached hereto as Exhibit C, to be published on one occasion over the PR Newswire.

20.           The Company shall assume all administrative responsibility for and will pay any and all Notice Costs regardless of whether the Court approves the Settlement, or the Effective Date fails to occur. Plaintiffs and Plaintiffs’ Counsel shall not be responsible for any Notice Costs, and no Notice Costs shall be paid from the Settlement Fund prior to the transfer of the net Settlement Fund to the Company under paragraph 7 above.

34

VII.	Conditions of Settlement

21.           The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver in writing by the Parties of all of the following conditions, which the Parties shall use their respective best efforts to achieve:

(a)            the full amount of the Settlement Amount has been paid by the insurers into the Escrow Account accordance with paragraph 7 above;

(b)            the Court has entered the Scheduling Order, substantially in the form attached hereto as Exhibit A;

(c)            Defendants nor the SLC have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation;

(d)            Plaintiffs have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation;

(e)            the Court has approved the Settlement as described herein, following notice to Company stockholders and a hearing, and entered the Judgment, substantially in the form attached hereto as Exhibit D; and

(f)            the Judgment has become Final.

35

VIII.	Termination of Settlement; Effect of Termination

22.           Plaintiffs (provided Plaintiffs unanimously agree amongst themselves), Defendants (provided Defendants unanimously agree amongst themselves), and the SLC shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within twenty (20) business days of: (a) the Court’s final refusal to enter the Scheduling Order in any material respect and such final refusal decision having become Final; (b) the Court’s final refusal to approve the Settlement or any material part thereof and such final refusal decision has become Final; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement and such final refusal decision having become Final; or (d) the date upon which an order modifying or reversing the Judgment in any material respect becomes Final. In addition to the foregoing, Plaintiffs shall have the unilateral right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so to Defendants within twenty (20) business days of any failure of Defendants to cause the full payment of the Settlement Amount into the Escrow Account in a timely manner in accordance with paragraph 7 above. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application by Plaintiffs’ Counsel for a Fee and Expense Award, including any application by Plaintiffs for Incentive Awards, shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.

36

23.           If (i) Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (ii) Defendants exercise their right to terminate the Settlement as provided in this Stipulation; or (iii) the SLC exercises their right to terminate the Settlement as provided in this Stipulation, then:

(a)            The Settlement and the relevant portions of this Stipulation shall be canceled and terminated;

(b)            Plaintiffs and Defendants shall revert to their respective positions in the Action as of immediately prior to the Parties’ execution of the Term Sheet on June 24, 2025;

(c)            Within twenty (20) business days after written notification of termination is sent to the Escrow Agent, the Settlement Fund (including accrued interest thereon, and change in value as a result of the investment of the Settlement Fund, and any funds received by Plaintiffs’ Counsel or Plaintiffs consistent with paragraph 13 above), less any reasonable administrative costs actually incurred, paid, or payable and less any Taxes paid, due, or owing shall be refunded by the Escrow Agent to the Individual Defendants (or such other persons or entities as the Individual Defendants may direct). In the event that the funds received by Plaintiffs’ Counsel or Plaintiffs consistent with paragraph 13 above have not been refunded to the Settlement Fund within the twenty (20) business days specified in this paragraph, those funds shall be refunded by the Escrow Agent to the Individual Defendants (or such other persons or entities as the Individual Defendants may direct) immediately upon their deposit into the Escrow Account consistent with paragraph 13 above; and

37

(d)            The terms and provisions of this Stipulation, with the exception of this paragraph 23 and paragraphs 13, 18, 24, and 46 of this Stipulation, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

IX.	NO ADMISSION OF WRONGDOING

24.           Individual Defendants, Cencora, and the SLC expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever in the Action. The Term Sheet, the Stipulation (whether or not consummated), including the exhibits hereto, the negotiations leading to the execution of this Stipulation, and any proceedings taken pursuant to or in connection with this Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a)            shall not be offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

38

(b)            shall not be offered against any of the Released Plaintiffs’ Persons, as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’ Persons had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs’ Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; and

(c)            shall not be construed against any of the Released Persons as an admission, concession, or presumption that the consideration to be given hereunder represents the consideration which could be or would have been achieved after trial;

provided, however, that if this Stipulation is approved by the Court, the Parties and the Released Persons and their respective counsel may refer to it to effectuate the protections from liability granted under this Stipulation or otherwise to enforce the terms of the Settlement.

39

X.	MISCELLANEOUS PROVISIONS

25.           All of the exhibits attached hereto are incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, if there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of this Stipulation shall prevail.

26.           In the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of Defendants to be a preference, voidable transfer, fraudulent transfer, or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Settlement Fund by others, then, at the election of the Parties, Plaintiffs and Defendants shall jointly move the Court to vacate and set aside the Releases given and the Judgment entered in favor of Defendants and the other Released Persons pursuant to this Stipulation, in which event the Releases and Judgment shall be null and void, and Plaintiffs and Defendants shall be restored to their respective positions in the litigation as provided in paragraph 23 above.

40

27.           The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs with respect to the Released Plaintiffs’ Claims. Accordingly, Plaintiffs and their counsel, Defendants and their counsel, and the SLC and their counsel agree not to assert in any forum that this Action was brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. The Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

28.           While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants and the SLC, and their respective counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Action was commenced or prosecuted in bad faith, nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, Plaintiffs and their counsel, Defendants and their counsel, and the SLC and their counsel shall not make any accusations of wrongful or actionable conduct by any Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

41

29.           The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of each of the Parties (or their successors-in-interest), that specifically refers to this Stipulation.

30.           The headings herein are used for the purpose of convenience only and are not meant to have legal effect. The use of the word “including” herein shall mean “including without limitation.”

31.           If any deadline set forth in this Stipulation or the exhibits hereto falls on a Saturday, Sunday, or legal holiday, that deadline will be continued to the next business day.

32.           Without further Order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

33.           The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Plaintiffs’ Counsel, and Incentive Awards to Plaintiffs, and enforcing the terms of this Stipulation.

34.           The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of such breach by any other Party or a waiver by the waiving Party of any other prior or subsequent breach of this Stipulation.

42

35.           This Stipulation and its exhibits constitute the entire agreement among the Parties concerning the subject matter hereof and supersede all written or oral communications, agreements or understandings that may have existed prior to the execution of this Stipulation, including the Term Sheet. Each Party acknowledges that no other agreements, representations, warranties, inducements, or statements of any nature, whether written or oral, have been made by or on behalf of any Party concerning this Stipulation or its exhibits other than those contained and memorialized in such documents.

36.           This Stipulation may be executed by counsel for the Parties in one or more counterparts, including by signature transmitted via facsimile, DocuSign, or by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument. Each counsel signing this Stipulation represents and warrants that he or she has the authority from his or her client(s) to enter into this Stipulation and bind his or her client(s).

37.           This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, and the Released Persons, and any corporation, partnership, or other entity into or with which any Party may merge, consolidate, or reorganize. The Parties acknowledge and agree, for the avoidance of doubt, that the Released Defendants’ Persons and the Released Plaintiffs’ Persons are intended beneficiaries of this Stipulation and are entitled to enforce the Releases contemplated by the Settlement.

43

38.           The construction, interpretation, operation, effect and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the internal laws of the State of Delaware without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

39.           The Parties irrevocably and unconditionally (i) consent to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware for any litigation arising out of or relating in any way to the Stipulation or the Settlement, except that if the Court of Chancery lacks subject matter jurisdiction, the dispute shall be resolved exclusively in either the Delaware Superior Court or the United States District Court for the District of Delaware; (ii) agree that any dispute arising out of or relating in any way to the Stipulation or the Settlement shall not be litigated or otherwise pursued in any forum or venue other than any such court; (iii) waive any objection to the laying of venue of any such litigation in any such court; (iv) agree not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum; and (v) expressly waive any right to demand a jury trial as to any such dispute.

40.           This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and that all Parties have contributed substantially and materially to the preparation of this Stipulation.

44

41.           All counsel and all other persons executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms.

42.           Plaintiffs’ Counsel, Defendants’ Counsel, and SLC’s Counsel agree to cooperate fully with one another to obtain (and, if necessary, defend on appeal) all necessary approvals of the Court required of this Stipulation (including using their respective best efforts to resolve any objections raised to the Settlement), and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

45

43.           If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs or Plaintiffs’ Lead Counsel:

Bernstein Litowitz Berger & Grossmann LLP

Attn: Andrew E. Blumberg, Esq.

500 Delaware Avenue, Suite 901

Wilmington, DE 19801

Telephone: (302) 364-3600

Email: andrew.blumberg@blbglaw.com

Kessler Topaz Meltzer & Check, LLP

Attn: Eric L. Zagar, Esq.

280 King of Prussia Road

Radnor, PA 19087

Telephone: (610) 667-7706

Email: ezagar@ktmc.com

Hach Rose Schirripa & Cheverie LLP

Attn: Daniel B. Rehns, Esq.

112 Madison Avenue, 10th Floor

New York, NY 10016

Telephone: (212) 213-8311

Email: drehns@hrsclaw.com

Prickett, Jones & Elliott, P.A.

Attn: Samuel L. Closic, Esq.

1310 N. King Street

Wilmington, DE 19801

Telephone: (302) 888-6517

Email: slclosic@prickett.com

If to the Individual Defendants:	Dechert LLP Attn: Michael S. Doluisio Stuart T. Steinberg Cira Centre 2929 Arch Street Philadelphia, PA 19104 Telephone: (215) 994-4000 Email: michael.doluisio@dechert.com stuart.steinberg@dechert.com

46

Abrams & Bayliss LLP Attn: A. Thompson Bayliss 20 Montchanin Road, Suite 200 Wilmington, DE 19807 Telephone: (302) 778-1000 Email: bayliss@abramsbayliss.com

If to the Company:

Morgan, Lewis & Bockius LLP

Attn: Michael D. Blanchard

One Federal Street

Boston, MA 02110

Telephone: (617) 341-7700

Email: Michael.Blanchard@morganlewis.com

Potter Anderson & Corroon LLP

Attn: Stephen C. Norman

Tyler J. Leavengood

1313 N. Market Street, 6th Floor

Wilmington, DE 19801-6108

Telephone: (302) 984-6038

Email: tleavengood@potteranderson.com

snorman@potteranderson.com

If to the SLC:

Allen Overy Shearman Sterling US LLP

Attn: Alan S. Goudiss

Jeffrey D. Hoschander

599 Lexington Avenue

New York, NY 10022

Telephone: (212) 848-4000

Email: agoudiss@aoshearman.com

jeff.hoschander@aoshearman.com

47

Allen Overy Shearman Sterling US LLP

Attn: Mallory Tosch Hoggatt

Bank of America Tower

800 Capitol Street, Suite 2200

Houston, Texas 77002

Telephone: (713) 354-4900

Email: mallory.toschhoggatt@aoshearman.com

Christensen Law LLC

Attn: Joseph L. Christensen

1201 N. Market Street, Suite 1404

Wilmington, DE 19801

Telephone: (302) 212-4330

Email: joe@christensenlawde.com

44.           Except as otherwise provided herein, each Party shall bear its own costs.

45.           All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Settlement. Upon the Effective Date, Plaintiffs’ Counsel will destroy or return all discovery materials, including all documents and other materials that contain, include, or otherwise incorporate information that was received from the SLC or any Defendant in connection with the Action or any related matter (including but not limited to matter(s) brought under Section 220 of the Delaware General Corporation Law) and certify that destruction to Defendants’ Counsel within thirty (30) days. No Party or their counsel shall use any confidential information obtained through discovery in the Action to prosecute any further claim, on behalf of itself or any other person, company, or class, against any of the Parties, the Released Defendants’ Persons, or the Released Plaintiffs’ Persons.

48

46.           Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, drafts, and proceedings in connection with the preparation and execution of this Stipulation confidential.

47.           Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

48.           Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

49

49.           Plaintiffs and Plaintiffs’ Counsel represent and warrant that none of Released Plaintiffs’ Claims have been assigned, encumbered, or in any manner transferred in whole or in part.

50.           Notwithstanding anything to the contrary set forth in this Stipulation, the Released Defendants’ Persons may file this Stipulation and/or the Judgment in any action that has been or may be brought against them to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, or in connection with any insurance litigation.

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, as of August 15, 2025.

[Signatures Beginning on Next Page]

50

PRICKETT, JONES & ELLIOTT, P.A.

OF COUNSEL:	/s/ Samuel L. Closic
Samuel L. Closic (#5468)
KESSLER TOPAZ MELTZER & CHECK, LLP	Eric J. Juray (#5765)
Eric L. Zagar	Christine N. Chappelear (#6844)
Grant D. Goodhart III	Seth T. Ford (#7051)
280 King of Prussia Road	1310 King Street
Radnor, Pennsylvania 19087	Wilmington, Delaware 19801
(610) 667-7706	(302) 888-6500
slclosic@prickett.com
ejjuray@prickett.com
cnchappelear@prickett.com
Counsel for Plaintiff Lebanon County Employees’ Retirement Fund	stford@prickett.com

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP	BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
Jeroen van Kwawegen	Gregory V. Varallo (#2242)
Eric J. Riedel	Andrew Blumberg (#6744)
1251 Avenue of the Americas	500 Delaware Avenue, Suite 901
44th Floor	Wilmington, Delaware 19801
New York, New York 10020	(302) 364-3600
(212) 554-1400	greg.varallo@blbglaw.com
andrew.blumberg@blbglaw.com

HACH ROSE SCHIRRIPA & CHEVERIE LLP	Counsel for Plaintiffs
Frank R. Schirripa
Daniel B. Rehns
Kurt Hunciker
Hillary Nappi
112 Madison Avenue, 10th Floor
New York, New York 10016
(212) 213-8311

Counsel for Plaintiff Teamsters Local 443 Health Services and Insurance Plan

51

LEVI & KORSINSKY, LLP
Gregory Mark Nespole
Daniel Tepper
55 Broadway, 10th Floor
New York, NY 10006

ROBBINS LLP
Brian J. Robbins
Craig W. Smith
5040 Shoreham Place
San Diego, CA 92122

Additional Counsel for Plaintiffs

CHRISTENSEN LAW LLC

OF COUNSEL:	/s/ Joseph L. Christensen
Joseph L. Christensen (#5146)
ALLEN OVERY SHEARMAN STERLING US LLP	1201 N. Market, Suite 1404
Alan S. Goudiss	Wilmington, Delaware 19801
Jeffrey D. Hoschander	(302) 212-4330
599 Lexington Avenue	joe@christensenlawde.com
New York, NY 10022
(212) 848-4000	Counsel for the Special Litigation Committee of Cencora, Inc.

K. Mallory Brennan
Bank of America Tower
800 Capitol Street, Suite 2200
Houston, Texas 77002
(713) 354-4900

Lauren N. Beebe
1101 New York Avenue NW
Washington, D.C. 20005
(202) 508-8000

52

POTTER ANDERSON & CORROON LLP

OF COUNSEL:	/s/ Tyler J. Leavengood
Stephen C. Norman (#2686)
MORGAN, LEWIS & BOCKIUS LLP	Jennifer C. Wasson (#4933)
Michael D. Blanchard	Tyler J. Leavengood (#5506)
Amelia Pennington	Christopher D. Renaud (#6457)
One Federal Street	1313 N. Market Street
Boston, Massachusetts 02110	Hercules Plaza 6th Floor
(617) 341-7700	Wilmington, Delaware 19801
(302) 984-6183
snorman@potteranderson.com
jwasson@potteranderson.com
tleavengood@potteranderson.com
crenaud@potteranderson.com

Counsel for Nominal Defendant AmerisourceBergen Corporation n/k/a Cencora, Inc.

53

ABRAMS & BAYLISS LLP

OF COUNSEL:	/s/ Florentina D. Field
A. Thompson Bayliss (#4379)
DECHERT LLP	Florentina D. Field (#7146)
Michael S. Doluisio	20 Montchanin Road, Suite 200
2929 Arch Street	Wilmington, Delaware 19807
Philadelphia, Pennsylvania 19104	(302) 708-1000
(215) 994-2325	bayliss@abramsbayliss.com
field@abramsbayliss.com

Counsel for Defendants Steven H. Collis, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long, Henry W. McGee, Ornella Barra, D. Mark Durcan, and Chris Zimmerman

Dated: August 15, 2025

SO ORDERED this ____ day of _________, 2025.

Vice Chancellor J. Travis Laster

54